EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACR Group, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16325) and Form S-3 (No. 333-42701) of ACR Group, Inc. of our report dated May 25, 2007 relating to the Consolidated Financial Statements which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 25, 2007 relating to the financial statement schedule, which appears in this Form 10-K.

BDO Seidman, LLP

Houston, Texas